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                                                                     EXHIBIT 3.6

                          CERTIFICATE OF INCORPORATION
                                       OF

                            HV MARINE OPERATORS, INC.




                                  ARTICLE ONE

         The name of the corporation is HV Marine Operators, Inc.

                                  ARTICLE TWO

         The street address of its initial registered office in Delaware is 1209 Orange Street, Wilmington, Delaware 19805 and the name of its initial registered agent at such address is The Corporation Trust Company, New Castle County.

                                 ARTICLE THREE

         The corporation is to have perpetual existence.

                                  ARTICLE FOUR

         The purpose for which the corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE FIVE

         The total number of shares of stock which the corporation will have authority to issue is 1,000 shares of common stock, par value $0.10 per share.

                                  ARTICLE SIX

         The Corporation shall indemnify its officers and directors under the circumstances and to the full extent permitted by law.

                                 ARTICLE SEVEN

         The board of directors is expressly authorized to make, alter, or repeal the bylaws of the corporation or to adopt new bylaws.


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                                 ARTICLE EIGHT

         The names and addresses of the persons who are to serve as directors until the first annual meeting of stockholders and until their successors are elected and qualified are:

                                        Christian G. Vaccari
                                        716 Tete Lours Drive
                                        Mandeville, Louisiana 70471

                                        Todd M. Hornbeck
                                        139-B James Comeaux Road, No. 810
                                        Lafayette, Louisiana 70508

                                  ARTICLE NINE

         The name and address of the incorporator is R. Clyde Parker, Jr., 910 Travis Street, Suite 2400, Houston, Texas 77002.

         THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 2nd day of June, 1997.



                                             /s/ R. CLYDE PARKER, JR.
                                             -----------------------------------
                                             R. Clyde Parker, Jr.


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